Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in the Post-Effective Amendment No. 91 to the Registration Statement No. 002-84130 on Form N-1A of Variable Insurance Products Fund IV, including VIP Emerging Markets Portfolio, under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 18, 2007